Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of both EaglePicher Holdings, Inc. and EaglePicher Industries, Inc. hereby consents to and appoints John H. Weber, Thomas R. Pilholski and David G. Krall, and each of them, as his true and lawful attorneys-in-fact and agents with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the 2003 fiscal year of both EaglePicher Holdings, Inc. and EaglePicher Industries, Inc., corporations organized and existing under the laws of the State of Delaware and the State of Ohio respectively, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In Witness Whereof, the undersigned has hereunto set his hand on this 12th day of February, 2004.

/S/ DANIEL C. WYLER Daniel C. Wyler
Director

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